UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2013

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets

On December 9, 2013, NPC International, Inc. (the “Company”), a wholly-owned subsidiary of NPC Restaurant Holdings, LLC, completed the acquisition of 53 Wendy's restaurant units located in the Salt Lake City metropolitan area from Wendy’s Old Fashioned Hamburgers of New York, Inc., an indirect wholly-owned subsidiary of The Wendy's Company (“Wendy’s”), for $30.4 million, which includes fees payable to the franchisor in connection with the acquisition plus amounts for working capital.  The Company also agreed in the asset purchase agreement for the acquisition (as amended, the “APA”) to acquire one additional Wendy's restaurant under development, thereby increasing the number of units acquired to 54. All of the restaurant units will be owned and operated by the Company's wholly-owned subsidiary, NPC Quality Burgers, Inc (“NPCQB”). The acquisition was funded with available cash and minimal borrowings on the Company's revolving credit facility. A copy of the press release announcing the closing of the acquisition is furnished with this Current Report as Exhibit 99.1.

The foregoing description of the acquisition is qualified in its entirety by reference to the APA, a copy of which is filed with this Current Report on Form 8-K. The APA has been attached to provide investors with information regarding its terms. The APA is not intended to provide any other factual information about the Company, NPCQB or Wendy’s or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the APA may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by the Company and NPCQB, on the one hand, and Wendy’s, on the other hand, to each other in connection with the signing of the APA. These disclosure schedules contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the APA. Moreover, certain representations, warranties and covenants in the APA were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the APA, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the Agreements as characterizations of the actual state of facts about the Company, NPCQB or Wendy’s or their respective businesses or operations.

Prior Acquisition from Wendy's

The Company has previously disclosed that on July 22, 2013 it completed the acquisition of 22 Wendy's restaurant units located in the Kansas City metropolitan area from Wendy’s Old Fashioned Hamburgers of New York, Inc. for $9.3 million, plus amounts for working capital and initial franchise fees, and in connection with such transaction, subsequently acquired two additional Wendy's restaurant units under development in exchange for $3.2 million. The acquisition was funded with available cash.

Item 7.01.    Regulation FD Diclosure

On December 9, 2013, NPC issued a press release announcing the closing of the acquisition of the Wendy's units in the Salt Lake City metropolitan area. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements related to the Wendy’s units purchased by NPCQB from Wendy’s required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

(i)   The pro forma financial information related to the Wendy’s units purchased by NPCQB from Wendy’s required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)       Exhibits

Number                      Description

2.1	Asset Purchase Agreement dated as of November 19, 2013 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s Old Fashioned Hamburgers of New York, Inc.

2.2	First Amendment to Asset Purchase Agreement dated as of November 20, 2013 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s Old Fashioned Hamburgers of New York, Inc.

99.1	Press Release dated December 9, 2013, issued by NPC International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: December 9, 2013

INDEX TO EXHIBITS

Exhibit                      Description

2.1	Asset Purchase Agreement dated as of November 19, 2013 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s Old Fashioned Hamburgers of New York, Inc.

2.2	First Amendment to Asset Purchase Agreement dated as of November 20, 2013 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s Old Fashioned Hamburgers of New York, Inc.

99.1	Press Release dated December 9, 2013, issued by NPC International, Inc.